Weyerhaeuser Company and Subsidiaries

EXHIBIT 12(c) - COMPUTATION OF RATIOS OF EARNINGS TO FIXED CHARGES

                      WEYERHAEUSER COMPANY AND SUBSIDIARIES
             COMPUTATION OF RATIOS OF EARNINGS TO FIXED CHARGES AND
                 PREFERRED SHARE AND PREFERENCE SHARE DIVIDENDS
                          (Dollar amounts in thousands)


                                                                   2002          2001           2000          1999          1998
                                                                ----------    ----------     ----------    ----------     --------
Available earnings:
    Earnings before interest expense, amortization of
      debt expense, income taxes and cumulative effect
      of a change in an accounting principle                     1,195,485     1,006,969      1,677,577     1,276,905      756,715
    Add interest portion of rental expense                          54,218        45,655         42,063        27,515       23,698
                                                                ----------    ----------     ----------    ----------     --------
    Available earnings before cumulative effect of a
      change in an accounting principle                          1,249,703     1,052,624      1,719,640     1,304,420      780,413
                                                                ==========    ==========     ==========    ==========     ========

Fixed charges and preferred and preference share dividends:
    Interest expense incurred:
      Weyerhaeuser Company and subsidiaries
        excluding Weyerhaeuser Real Estate Company and
        other related subsidiaries                                 797,071       353,365        352,341       274,599      260,014
      Weyerhaeuser Real Estate Company and other
        related subsidiaries                                        52,926        68,887         83,556        74,436       81,857
                                                                ----------    ----------     ----------    ----------     --------
      Subtotal                                                     849,997       422,252        435,897       349,035      341,871
      Less intercompany interest                                      (800)         (924)          (568)       (2,230)     (13,753)
                                                                ----------    ----------     ----------    ----------     --------
      Total interest expense incurred                              849,197       421,328        435,329       346,805      328,118
                                                                ----------    ----------     ----------    ----------     --------
      Amortization of debt expense                                  24,124         4,642          3,331         3,957        3,595
                                                                ----------    ----------     ----------    ----------     --------

      Rental expense:
        Weyerhaeuser Company and subsidiaries
          excluding Weyerhaeuser Real Estate
          Company and other related subsidiaries                   152,243       128,082        117,307        74,918       65,508
        Weyerhaeuser Real Estate Company and
          other related subsidiaries                                10,410         8,883          8,882         7,627        5,586
                                                                ----------    ----------     ----------    ----------     --------
                                                                   162,653       136,965        126,189        82,545       71,094
                                                                ----------    ----------     ----------    ----------     --------
      Interest portion of rental expense                            54,218        45,655         42,063        27,515       23,698
                                                                ----------    ----------     ----------    ----------     --------
      Preferred and preference share dividends                          --            --             --            --           --
                                                                ----------    ----------     ----------    ----------     --------
      Total fixed charges and preferred and preference
          share dividends                                          927,539       471,625        480,723       378,277      355,411
                                                                ==========    ==========     ==========    ==========     ========
Ratio of earnings to fixed charges and
    preferred and preference share dividends                          1.35 x        2.23 x         3.58 x        3.45 x       2.20 x